POWER OF ATTORNEY

          We, the undersigned directors, managers and officers of National Wine & Spirits Corporation, NWS, Inc., NWS Illinois, LLC and NWS-Michigan, Inc., do hereby constitute and appoint J. Smoke Wallin our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors, managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said companies to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but not without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 14 day of June, 1999 by the following persons in the capacities indicated:


        SIGNATURE                 TITLE

  /s/James E. LaCrosse            Chairman (Principal Executive Officer)
    James E. LaCrosse


   /s/ J. Smoke Wallin            Secretary and Treasurer (Principal Financial
     J. Smoke Wallin              and Accounting Officer)


  /s/ Norma M. Johnston           Director/Manager
    Norma M. Johnston


/s/ Patricia J. LaCrosse          Director/Manager
  Patricia J. LaCrosse